UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 2, 2006
Date of Report (Date of earliest event reported)

ORAGENICS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-50614	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13200 Progress Boulevard
Alachua, Florida 32615
(Address of principal executive offices including zip code)

(386) 418-4018
Registrant's telephone number, including area code

None
(Former name or former address, if changed since last report.)

Item 8.01  OTHER EVENTS

On February 24, 2006, Dr. Robert Zahradnik, President & CEO of Oragenics, Inc., issued an open letter to the shareholders of the Company. A copy of that letter is posted at the Company’s website at www.oragenics.com and is attached to this report as Exhibit 99.1. The Company also issued a press release highlighting the contents of this letter and the enlistment by Dr. Raman Bedi of three oral health experts as members of Oragenics’ International Advisory Committee. The press release is attached to this report as Exhibit 99.2.

Item 9.01  FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

Number	Description
99.1	Letter to Shareholders dated February 24, 2006
99.2	Press Release dated February 27, 2006

 SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 2nd day of March, 2006.

ORAGENICS, INC. (Registrant)

BY:	/s/ Robert T. Zahradnik
Robert T. Zahradnik President and Chief Executive Officer